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                                                                EXHIBIT 5.1




(Ford Logo)

FORD MOTOR CREDIT COMPANY
Jerry D. Bringard                          The American Road
Vice President-General Counsel             Dearborn, Michigan 48121-6044

                                           November 1, 1996

Ford Credit Leasing Company, Inc.          RCL Trust 1996-1
The American Road                          c/o First Union Bank of Delaware,
Dearborn, Michigan  48121                      as RCL Trustee
                                           One Rodney Square
                                           920 King Street
Ford Motor Credit Company                  Wilmington, Delaware 19801
The American Road
Dearborn, Michigan  48121

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

         The undersigned, Vice President-General Counsel of Ford Credit Leasing Company, Inc. ("Ford Credit Leasing") and Ford Motor Credit Company ("Ford Credit"), has acted as counsel for Ford Credit Leasing and Ford Credit in connection with registration statement No. 333-11167, as amended (the "Registration Statement"), filed on behalf of Ford Credit Auto Lease Trust 1996-1 (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by the Trust of Class A-1 and Class A-2 Asset Backed Senior Notes. The Senior Notes are to be issued pursuant to an Indenture to be entered into between the Trust and The Chase Manhattan Bank, as Indenture Trustee (the "Trustee").

         In that connection, I have examined, or caused to be examined, originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that the Senior Notes, when duly executed and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and issued and delivered against payment therefor, will be legally issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                        Very truly yours,


                                        /s/ Jerry D. Bringard